Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Laura Scorza, Sr. Public Relations Manager — Europe +41-(0) 21-863-5336

Logitech Announces Third Quarter Results for FY 2012

FREMONT, Calif. — Jan. 25, 2012 and MORGES, Switzerland, Jan. 26, 2012 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the third quarter of Fiscal Year 2012.

Sales for Q3 FY 2012 were $715 million, down 5 percent from $754 million in Q3 FY 2011. Changes in exchange rates did not have an impact on sales compared to the prior year. Operating income was $70 million, down 8 percent from $76 million in the same quarter a year ago. Net income for Q3 FY 2012 was $55 million ($0.32 per share) compared to net income of $65 million ($0.36 per share) in Q3 of FY 2011. Gross margin for the quarter was 36.2 percent compared to 36.0 percent one year ago.

Logitech’s retail sales for Q3 FY 2012 decreased by 4 percent, with an increase in Asia of 13 percent, a decrease in EMEA of 5 percent and a decrease in the Americas of 8 percent. OEM sales decreased by 24 percent. Sales for the LifeSize division grew 6 percent.

“Our Q3 FY 2012 sales performance across most of our business is consistent with the findings from the assessment of our business that we completed earlier this fiscal year,” said Guerrino De Luca, Logitech chairman and acting chief executive officer. “Large categories such as cordless mice and cordless keyboards, including those for tablets, achieved strong year-over-year sales growth, despite the product gaps that exist across many of our retail categories. I am pleased with our improved execution in EMEA and with the progress of our new product initiatives, both of which we expect to benefit from in Fiscal Year 2013.

“Since we last provided our outlook for Fiscal Year 2012 at the end of October, several factors have changed. Most significantly, the Euro has weakened considerably during the last three months. In addition, webcams and remotes continue to be impacted more than expected by product portfolio and market weakness. Consequently, we have lowered our outlook for FY 12 sales and operating income.

“I am very pleased with our strong cash generation in Q3,” continued De Luca. “Our cash flow from operations for the quarter was $153 million and we ended with $523 million in cash. We can repurchase up to $177 million of our shares under our existing share repurchase program, with all regulatory approvals in place to begin repurchases on our second trading line.”

Outlook

For Fiscal Year 2012, ending March 31, 2012, the Company now expects sales of approximately $2.3 billion and operating income of approximately $60 million. The gross margin for the full year continues to be estimated to reach approximately 33 percent. Full-year outlook factors in the operating loss and very low gross margin previously reported for Q1.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com. The remarks are posted in the Calendar section on the Investor home page.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the results for Q3 and the Company’s outlook on Thursday, Jan. 26, 2012 at 8:30 a.m. Eastern Standard Time and 14:30 Central European Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

About Logitech

Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

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This press release contains forward-looking statements, including the statements regarding anticipated sales, operating income and gross margin for FY 2012, the impact of improved EMEA execution and product initiatives on FY 2013 performance, and future share repurchases. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: the demand of our customers and our consumers for our products and our ability to accurately forecast it; if our investment prioritization decisions do not result in the sales or profitability growth we expect, or when we expect it; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; the sales mix among our lower- and higher-margin products and our geographic sales mix; if our product offerings and marketing activities do not result in the sales and profitability growth we expect, or when we expect it; if we fail to take advantage of trends in the consumer electronics and personal computers industries, including the growth of mobile computing devices such as smartphones and tablets with touch interfaces, or if significant demand for peripherals to use with tablets and other mobile devices with touch interfaces does not develop; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in currency exchange rates; if the sales growth in emerging markets for our PC peripherals and other products does not increase as much as we expect; if our operational changes in our EMEA sales region do not result in the sales improvement in EMEA we expect; in digital music, if we are not able to identify product development,

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marketing, and organizational skill gaps, and resolve them, or if we fail to introduce differentiated product and marketing strategies to separate ourselves from competitors; the adverse conclusion of one or more ongoing tax audits in various jurisdictions and a material assessment by a governing tax authority that adversely affects our profitability; competition in the video conferencing and communications industry, including from companies with significantly greater resources, sales and marketing organizations, installed base and name recognition; as well as those additional factors set forth in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2011 and September 30, 2011 and the Quarterly Report on Form 10-Q we intend to file for the fiscal quarter ended December 31, 2011, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements, which speak as of their respective dates.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGI - IR)

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LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2010

Net sales	$714,596	$754,054
Cost of goods sold	455,922	482,881
Gross profit	258,674	271,173
% of net sales	36.2%	36.0%

Operating expenses:
Marketing and selling	116,313	124,914
Research and development	41,911	38,955
General and administrative	30,673	31,264
Total operating expenses	188,897	195,133

Operating income	69,777	76,040

Interest income, net	917	539
Other income, net	6,713	795

Income before income taxes	77,407	77,374
Provision for income taxes	22,074	12,372

Net income	$55,333	$65,002

Shares used to compute net income per share:
Basic	173,003	177,233
Diluted	173,656	179,703
Net income per share:
Basic	$0.32	$0.37
Diluted	$0.32	$0.36

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Nine Months Ended December 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2010

Net sales	$1,784,241	$1,815,268
Cost of goods sold	1,201,539	1,158,132
Gross profit	582,702	657,136
% of net sales	32.7%	36.2%

Operating expenses:
Marketing and selling	323,552	313,803
Research and development	121,383	118,271
General and administrative	89,527	86,044
Total operating expenses	534,462	518,118

Operating income	48,240	139,018

Interest income, net	2,208	1,695
Other income, net	10,141	797

Income before income taxes	60,589	141,510
Provision for income taxes	17,417	15,826

Net income	$43,172	$125,684

Shares used to compute net income per share:
Basic	176,414	176,329
Diluted	177,201	178,306
Net income per share:
Basic	$0.24	$0.71
Diluted	$0.24	$0.70

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	December 31, 2011	March 31, 2011	December 31, 2010

Current assets
Cash and cash equivalents	$523,333	$477,931	$460,726
Accounts receivable	318,678	258,294	336,098
Inventories	295,749	280,814	300,630
Other current assets	73,498	59,347	58,469
Total current assets	1,211,258	1,076,386	1,155,923
Property, plant and equipment	78,055	84,160	85,833
Intangible assets
Goodwill	560,106	547,184	553,794
Other intangible assets	59,743	74,616	81,251
Other assets	81,524	79,210	71,212
Total assets	$1,990,686	$1,861,556	$1,948,013

Current liabilities
Accounts payable	$377,132	$298,160	$386,485
Accrued liabilities	213,092	172,560	213,170
Total current liabilities	590,224	470,720	599,655
Other liabilities	195,956	185,835	168,913
Total liabilities	786,180	656,555	768,568

Shareholders’ equity	1,204,506	1,205,001	1,179,445

Total liabilities and shareholders’ equity	$1,990,686	$1,861,556	$1,948,013

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Nine Months Ended December 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2011	2010

Cash flows from operating activities:
Net income	$43,172	$125,684
Non-cash items included in net income:
Depreciation	35,201	35,665
Amortization of other intangible assets	20,209	21,165
Inventory valuation adjustment	34,074	—
Share-based compensation expense	23,380	23,976
Gain on sales of available-for-sale investments	(6,118)	—
Gain on disposal of property and plant	(4,904)	(838)
Excess tax benefits from share-based compensation	(33)	(2,735)
Gain on cash surrender value of life insurance policies	—	(901)
Deferred income taxes and other	(998)	(1,665)
Changes in assets and liabilities:
Accounts receivable	(63,092)	(132,480)
Inventories	(35,720)	(82,636)
Other assets	(11,853)	5,145
Accounts payable	81,973	128,586
Accrued liabilities	38,877	34,453
Net cash provided by operating activities	154,168	153,419

Cash flows from investing activities:
Acquisitions and investments, net of cash acquired	(18,814)	(7,300)
Purchases of property, plant and equipment	(31,417)	(31,835)
Proceeds from sale of property and plant	4,904	2,688
Purchases of trading investments	(5,577)	(12,554)
Proceeds from sales of trading investments	5,520	194
Proceeds from sales of available-for-sale investments	6,550	—
Proceeds from cash surrender of life insurance policies	—	11,313
Net cash used in investing activities	(38,834)	(37,494)

Cash flows from financing activities:
Purchases of treasury shares	(73,134)	—
Proceeds from sale of shares upon exercise of options and purchase rights	9,852	28,368
Tax withholdings related to net share settlements of restricted stock units	(890)	(223)
Excess tax benefits from share-based compensation	33	2,735
Net cash provided by (used in) financing activities	(64,139)	30,880

Effect of exchange rate changes on cash and cash equivalents	(5,793)	(6,023)
Net increase in cash and cash equivalents	45,402	140,782
Cash and cash equivalents at beginning of period	477,931	319,944
Cash and cash equivalents at end of period	$523,333	$460,726

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2011	2010	2011	2010

Depreciation	$10,608	$12,322	$35,201	$35,665
Amortization of other intangible assets	6,653	7,138	20,209	21,165
Operating income	69,777	76,040	48,240	139,018
Operating income before depreciation and amortization	87,038	95,500	103,650	195,848
Capital expenditures	10,497	6,416	31,417	31,835

Net sales by channel:
Retail	$630,873	$658,392	$1,527,385	$1,541,978
OEM	45,527	59,563	144,966	178,749
LifeSize	38,196	36,099	111,890	94,541
Total net sales	$714,596	$754,054	$1,784,241	$1,815,268

Net retail sales by product family:
Retail - Pointing Devices	$191,491	$186,507	$471,938	$472,224
Retail - Keyboards & Desktops	135,484	113,143	339,405	282,931
Retail - Audio	158,429	155,238	370,809	370,848
Retail - Video	58,306	77,445	165,574	193,294
Retail - Digital Home	46,581	79,757	87,348	141,144
Retail - Gaming	40,582	46,302	92,311	81,537
Total net retail sales	$630,873	$658,392	$1,527,385	$1,541,978

	Quarter Ended		Nine Months Ended
	December 31,		December 31,
Share-based Compensation Expense	2011	2010	2011	2010

Cost of goods sold	$948	$1,000	$3,058	$2,910
Marketing and selling	2,380	2,115	9,345	8,283
Research and development	1,802	1,842	5,364	5,394
General and administrative	1,797	2,299	5,613	7,389
Income tax provision (benefit)	70	(1,189)	(4,595)	(5,526)
Total share-based compensation expense after income taxes	$6,997	$6,067	$18,785	$18,450

Share-based compensation expense net of tax, per share (diluted)	$0.04	$0.03	$0.11	$0.10

Constant dollar sales (sales excluding impact of exchange rate changes)

We refer to our net sales excluding the impact of foreign currency exchange rates as constant dollar sales. Constant dollar sales are a non-GAAP financial measure, which is information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. GAAP. Our management uses these non-GAAP measures in its financial and operational decision-making, and believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in net sales.  Constant dollar sales are calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency.